Exhibit 99.1

YUME REPORTS THIRD QUARTER 2014 FINANCIAL RESULTS

Company Strengthens Leadership Team with CFO and EVP of Operations Appointments

Redwood City, Calif. – November 6, 2014 – YuMe, Inc. (NYSE: YUME), a leading provider of digital video brand advertising solutions, today announced its financial results for the third quarter ended September 30, 2014. Financial highlights include:

●	Revenue of $43.0 million, an increase of 19% from the third quarter of 2013 (Q3 2013);
●	Gross margin of 47.3%, compared to 47.5% in Q3 2013;
●	Adjusted EBITDA[1] loss of $0.4 million, compared to adjusted EBITDA income of $1.6 million in Q3 2013;
●	Net loss of $3.0 million, or $0.09 per diluted share, compared to $0.6 million, or $0.03 per diluted share, in Q3 2013;
●	$62.3 million in cash, cash equivalents and marketable securities as of September 30, 2014.

“Our embedded software and data sciences technology again drove consistent revenue growth and gross margin performance, and we continued to invest in adding programmatic demand and supply channels to our platform,” said Jayant Kadambi, Chief Executive Officer of YuMe. “Our significant customer growth illustrates the strength of our offering, and we are confident our expanding advertiser base will serve as a foundation for continued growth.”

Customer highlights for the third quarter of 2014 include:

●	474 advertising customers, an increase of 41% from 336 in Q3 2013;
●	Average revenue per advertising customer of $89,000, a decrease of 16% from $106,000 in Q3 2013.

Customer highlights for the twelve month period ended September 30, 2014, include:

●	807 advertising customers, an increase of 43% from 563 for the twelve month period ended September 30, 2013;
●	Average revenue per advertising customer of $212,000, a decrease of 15% from $248,000 for the twelve month period ended September 30, 2013.

1 Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income, adjusted to exclude income taxes, interest, depreciation and amortization, and stock-based compensation. We believe that adjusted EBITDA provides useful information to investors in understanding and evaluating our operating results in the same manner as management and the board of directors. This non-GAAP information is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income prepared in accordance with GAAP as a measure of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Executive Appointments Strengthen Leadership Team

Today, YuMe also announced two senior executive appointments, reporting to CEO Jayant Kadambi.

Tony Carvalho was named Executive Vice President, Chief Financial Officer. Mr. Carvalho joined YuMe in March 2013 and has served as the Company’s interim CFO since May 2014. Prior to joining YuMe, Mr. Carvalho held senior finance positions at a number of technology companies, including Chief Financial Officer at Xoom Corporation, Vice President of Finance/Corporate Controller at PayPal, and Vice President of Finance at ServiceSource. Mr. Carvalho is a certified public accountant and holds a Bachelor’s degree from the University of Mumbai.

Hardeep Bindra was named Executive Vice President, Operations. Mr. Bindra joins YuMe from Collective, Inc., where he served as EVP, Platform and Corporate Development. At Collective, Mr. Bindrea led strategic initiatves related to programmatic technology platforms, analytics dashboards and campaign management and pacing. Prior to Collective, Mr. Bindra held leadership positions at online ad exchange companies AdBrite and Right Media, as well as senior roles at Telcordia Technologies, Verisign, and AOL. Mr. Bindra holds a Bachelor’s of Arts degree from the University of Pennsylvania.

“Tony and Hardeep solidify our leadership team in the key areas of finance and operations,” said Jayant Kadambi. “Tony has done an exceptional job for us and his performance made him the natural choice as our full-time CFO. Hardeep’s expertise will help us accelerate our execution on programmatic and ad operations initiatives. We look forward to working with Tony and Hardeep to extend YuMe’s leadership position in buiding digital audiences that matter to TV brand advertisers.”

Business Outlook

Today, the Company is providing the following estimates for its key financial measures for the fourth quarter and full year 2014:

	Q4 2014	FY 2014
Revenue	$54 - $58 million	$175 - $179 million
Adjusted EBITDA	$3.2 - $5.0 million	$0.0 - $1.8 million

Conference Call and Webcast Information

Senior management will host a conference call at 4:30 p.m. ET today to discuss the Company’s results. Investors may access the live call by dialing (877) 201-0168 or (647) 788-4901. A replay will be available through Thursday, November 13 at (855) 859-2056 or (404) 537-3406. (Conference ID: 18731842). A live and archived Webcast of the call will be available at http://investors.yume.com.

About YuMe

YuMe, Inc. (NYSE: YUME) is a leading provider of digital video brand advertising solutions. Its proprietary data science-driven technologies and large audience footprint drive inventory monetization and enable advertisers to reach targeted, brand receptive audiences across a wide range of Internet-connected devices. Designed to serve the specific needs of brand advertising, YuMe’s technology platform simplifies the complexities associated with delivering effective digital video advertising campaigns in today’s highly-fragmented market. YuMe is headquartered in Redwood City, CA with European headquarters in London and 16 additional offices worldwide. For more information, visit YuMe.com/pr, follow @YuMeVideo and like YuMe on Facebook. Current YuMe logos can be found at www.yume.com/news/logos. YuMe supports consumer choice, and is a member of the Network Advertising Initiative. See YuMe’s privacy policy for details.

YuMe is a trademark of YuMe, Inc. All other brands, products or service names are or may be trademarks or service marks of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements, including those in management quotations and under the caption “Business Outlook”. In some cases, you can identify forward-looking statements by the words “may,” “will,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. All statements other than statements of historical fact are statements that could be forward-looking statements, including, but not limited to, statements about our growth strategy; our operating results, including revenue, gross margin, net loss and adjusted EBITDA; market trends; and quotations from management. These forward-looking statements are subject to risks and uncertainties, assumptions and other factors that could cause actual results and the timing of events to differ materially from future results that are expressed or implied in our forward-looking statements. Factors that could cause or contribute to such differences include our history of net losses and limited operating history, which make it difficult to evaluate our prospects, our fluctuating quarterly results of operations, and our dependence on a limited number of customers in a highly competitive industry. These and other risk factors are discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 that has been filed with the U.S. Securities and Exchange Commission (the “SEC”), and in our future filings and reports with the SEC, including our Quarterly Report on Form 10-Q for the three months ended September 30, 2014. The forward-looking statements in this press release are based on information available to YuMe as of the date hereof, and YuMe assumes no obligation to update any forward-looking statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we report adjusted EBITDA, which is a non-GAAP financial measure. We calculate adjusted EBITDA as net income, excluding income taxes, interest, depreciation and amortization, and stock-based compensation. We believe that adjusted EBITDA provides useful information to investors in understanding our operating results in the same manner as management and the board of directors. This non-GAAP information is not necessarily comparable to non-GAAP information presented by other companies. Non-GAAP financial information should not be viewed as a substitute for, or superior to, financial information prepared in accordance with GAAP. Users of this non-GAAP financial information should consider the types of events and transactions for which adjustments have been made.

We have included adjusted EBITDA in this release because it is a key measure we use to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that adjusted EBITDA can provide a useful measure for period-to-period comparisons of our operating results because it excludes some expenses that may mask underlying trends.

In the table following the financial statements attached to this press release, the non-GAAP financial measures used in this press release are reconciled to the most directly comparable GAAP financial measures. With respect to adjusted EBITDA expectations provided under “Business Outlook” above, quantitative reconciliation to the most directly comparable GAAP financial measure is not feasible, because unpredictable fluctuations in our stock price makes it difficult to estimate accurately future stock-based compensation expenses that are excluded from these non-GAAP financial measures. We expect the variability of the above charges may have a significant and unpredictable impact on our future GAAP financial results.

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Investor Relations

Gary J. Fuges, CFA

ir@yume.com

650-503-7875

YuMe, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	As of September 30, 2014	As of December 31, 2013
	(Unaudited)	(1)
Assets
Current assets:
Cash and cash equivalents	$32,616	$42,626
Marketable securities	24,907	7,295
Accounts receivable, net	54,829	65,493
Prepaid expenses and other current assets	3,249	2,572
Total current assets	115,601	117,986
Marketable securities, long-term	4,780	14,186
Property, equipment and software, net	9,245	6,610
Goodwill	3,902	3,902
Intangible assets, net	1,497	2,049
Restricted cash	292	292
Deposits and other assets	379	362
Total assets	$135,696	$145,387

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,180	$7,722
Accrued digital media property owner costs	11,905	17,359
Accrued liabilities	12,521	12,734
Deferred revenue	154	314
Capital leases, current	85	359
Total current liabilities	30,845	38,488
Capital leases, non-current	-	22
Other long-term liabilities	118	139
Deferred tax liability	573	773
Total liabilities	31,536	39,422

Stockholders’ equity:
Common stock	33	32
Additional paid-in-capital	136,592	127,690
Accumulated deficit	(32,334)	(21,677)
Accumulated other comprehensive loss	(131)	(80)
Total stockholders’ equity	104,160	105,965
Total liabilities and stockholders’ equity	$135,696	$145,387

(1) The condensed consolidated balance sheet as of December 31, 2013 was derived from audited financial statements.

YuMe, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue	$42,993	$36,157	$120,671	$97,089
Cost of revenue(1)	22,674	18,968	63,535	52,179
Gross profit	20,319	17,189	57,136	44,910
Operating expenses:
Sales and marketing(1)	16,353	11,735	47,673	32,845
Research and development(1)	1,582	1,165	4,027	3,082
General and administrative(1)	5,332	4,918	15,629	13,586
Total operating expenses	23,267	17,818	67,329	49,513
Loss from operations	(2,948)	(629)	(10,193)	(4,603)
Interest and other income (expense), net
Interest expense, net	(2)	(9)	(8)	(41)
Other income (expense), net	(345)	74	(531)	(252)
Total interest and other income (expense), net	(347)	65	(539)	(293)
Loss before income taxes	(3,295)	(564)	(10,732)	(4,896)
Income tax (expense) benefit	267	(63)	75	(162)
Net loss	$(3,028)	$(627)	$(10,657)	$(5,058)

Net loss per share:
Basic	$(0.09)	$(0.03)	$(0.33)	$(0.49)
Diluted	$(0.09)	$(0.03)	$(0.33)	$(0.49)
Weighted-average shares used to compute net loss per share:
Basic	32,788	21,054	32,436	10,305
Diluted	32,788	21,054	32,436	10,305

(1)	Stock-based compensation included above:
	Three Months Ended Septemner 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Cost of revenue	$98	$46	$245	$107
Sales and marketing	794	503	2,022	1,186
Research and development	158	86	351	223
General and administrative	635	537	1,551	992
Total stock-based compensation	$1,685	$1,172	$4,169	$2,508

YuMe, Inc.

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net loss	$(3,028)	$(627)	$(10,657)	$(5,058)
Adjustments:
Interest expense	2	9	8	41
Income tax expense (benefit)	(267)	63	(75)	162
Depreciation and amortization expense	1,159	987	3,369	3,037
Stock-based compensation expense	1,685	1,172	4,169	2,508
Total Adjustments	2,579	2,231	7,471	5,748
Adjusted EBITDA	$(449)	$1,604	$(3,186)	$690